UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced on November 15, 2023, WaveDancer, Inc. (“Parent”) and its wholly owned subsidiary, FFN, Inc (“FFN”). entered into an Agreement and Plan of Merger (“Merger Agreement”) with Firefly Neuroscience, Inc. (the “Company”). On January 12, 2024, Parent, FFN and the Company entered into the First Amendment to the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement, as further amended, modified, supplemented and/or restated by the First Amendment and by the Second Amendment (as defined below).

On June 17, 2024, Parent, FFN and the Company made and entered into the Second Amendment (“Second Amendment”) to the Merger Agreement. The Second Amendment amends the terms and conditions of the Merger Agreement as follows:

1.	The End Date (for purposes of establishing when the Merger Agreement is subject to termination) was extended to July 15, 2024 subject to a 31 calendar day extension to August 15, 2024.

2.
The definition of Company Outstanding Shares was amended to include shares of common stock issuable upon conversion of shares of preferred stock and upon exercise of warrants which Parent will issue at the Closing. Parent anticipates issuing such shares and warrants in consideration of funds the Company intends to raise to consummate the Merger. Therefore, only Company equity holders will sustain the dilution for such shares for purposes of the equity split under the Merger Agreement between the equity holders of the Company and Parent.

3.	The definition of Parent Outstanding Shares was amended to exclude shares of common stock issuable upon conversion of shares of preferred stock and upon exercise of warrants as described above.

4.	The definition of Parent Net Cash was amended to exclude any cash proceeds resulting from the sale at the Closing of shares of preferred stock and warrants.

5.	The definition of Parent Net Cash was amended from zero to ($200,000) thereby allowing Parent to have unpaid liabilities up to $200,000.

6.	The definition of Parent Valuation was amended so that Parent having a negative Minimum Parent Net Cash Amount would not affect the Parent Valuation.

The foregoing descriptions of the Second Amendment and the Merger Agreement, as amended by the First Amendment, do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Second Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, (ii) the full text of the First Amendment, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on January 18, 2024, and (iii) the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 16, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger by and among WaveDancer, Inc., FFN Merger Sub, Inc., and Firefly Neuroscience, Inc. dated June 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: June 21, 2024	By:	/s/ G. James Benoit, Jr.
G. James Benoit, Jr.
Chief Executive Officer